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                                                                    EXHIBIT (23)

                         INDEPENDENT AUDITORS' CONSENT



The Board of Directors
ONEOK Inc.

         We consent to the incorporation by reference herein of our report on the Consolidated Financial Statements of ONEOK Inc. as of August 31, 1995 and 1994, and for each of the years in the three-year period ended August 31, 1995, which report appears in the August 31, 1995, Annual Report on Form 10-K of ONEOK Inc. Our report refers to a change in the method of accounting for certain postemployment and postretirement benefit obligations.


                                        KPMG Peat Marwick LLP




Tulsa, Oklahoma
May 10, 1996





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